Exhibit 99.2
ACTUANT CORPORATION
Unaudited Pro Forma Consolidated Financial Statements
The following Unaudited Pro Forma Consolidated Financial Statements of Actuant Corporation (the "Company") have been prepared to reflect the December 1, 2017 sale of Viking SeaTech (“Viking”) as described in Item 2.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2017. This pro forma information is based on the historical consolidated financial statements of the Company and should be read in conjunction with the accompanying footnotes and the financial statements included in the Company's Annual Report on Form 10-K for the year ended August 31, 2017.
The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of August 31, 2017 has been prepared to give effect to the divestiture as if it had occurred on August 31, 2017. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended August 31, 2017 has been prepared to give effect to the divestiture as if it had occurred on September 1, 2016.
The Unaudited Pro Forma Consolidated Financial Statements include specific assumptions and adjustments related to the sale of Viking. Actual results may differ significantly from those reflected here in the Unaudited Consolidated Pro Forma Financial Statements for various reasons. The pro forma adjustments in the Unaudited Pro Forma Consolidated Balance Sheet and the Unaudited Pro Forma Statement of Operations included herein include the use of estimates and assumptions as described in the accompanying notes. The adjustments are based upon presently available information and assumptions that management believes are reasonable under the circumstances as of the date of this filing. The Unaudited Pro Forma Balance Sheet and Unaudited Pro Forma Statement of Operations include no assumptions regarding the use of net proceeds, which are presented as cash and cash equivalents on the Unaudited Pro Forma Consolidated Balance Sheet. Accordingly, the actual effect of the sale, due to this and other factors, including but not limited to changes in foreign currency exchange rates and changes in balances of the assets and liabilities of Viking, could differ significantly from the pro forma adjustments presented herein. The Company believes the current estimates provide a reasonable basis of presenting the significant effects of the transaction. However, the estimates and assumptions are subject to change as additional information becomes available.
The Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Consolidated Statement of Operations are presented for informational purposes only. They are not intended to represent or be indicative of the consolidated financial position that would have occurred had the sale been completed as of August 31, 2017, in the case of the Unaudited Pro Forma Consolidated Balance Sheet, or September 1, 2016, in the case of the Unaudited Pro Forma Consolidated Statement of Operations, nor are they intended to be indicative of future results of operations or financial position.

Actuant Corporation
Pro Forma Consolidated Balance Sheet
August 31, 2017
(Unaudited)
(Dollars in thousands)

	As	Pro Forma		Pro Forma
	Reported	Adjustments		Adjusted

ASSETS
Current assets
Cash and cash equivalents	$229,571	$(19,989)	(a)	$209,582
Accounts receivable, net	190,206	—		190,206
Inventories, net	143,651	—		143,651
Assets held for sale	21,835	(21,835)	(b)	—
Other current assets	61,663	—		61,663
Total current assets	646,926	(41,824)		605,102

Property, plant and equipment	94,521	—		94,521
Goodwill	530,081	—		530,081
Other intangible assets, net	220,489	—		220,489
Other long-term assets	24,938	—		24,938

Total assets	$1,516,955	$(41,824)		$1,475,131

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$133,387	$—		$133,387
Accrued compensation and benefits	50,939	—		50,939
Current maturities of debt and short-term borrowings	30,000	—		30,000
Income taxes payable	6,080	(951)	(c)	5,129
Liabilities held for sale	101,083	(101,083)	(b)	—
Other current liabilities	57,445	805	(c)	58,250
Total current liabilities	378,934	(101,229)		277,705

Long-term debt, net	531,940	—		531,940
Deferred income taxes	29,859	—		29,859
Pension and postretirement benefit liabilities	19,862	—		19,862
Other long-term liabilities	55,821	4,200	(c)	60,021
Total liabilities	1,016,416	(97,029)		919,387

Shareholders' equity		—
Capital stock	16,040	—		16,040
Additional paid-in capital	138,449	—		138,449
Treasury stock	(617,731)	—		(617,731)
Retained earnings	1,191,042	(13,714)	(d)	1,177,328
Accumulated other comprehensive loss	(227,261)	68,919	(b)	(158,342)
Stock held in trust	(2,696)	—		(2,696)
Deferred compensation liability	2,696	—		2,696
Total shareholders' equity	500,539	55,205		555,744

Total liabilities and shareholders' equity	$1,516,955	$(41,824)		$1,475,131

Actuant Corporation
Pro Forma Consolidated Statement of Operations
Year Ended August 31, 2017
(Unaudited)
(Dollars in thousands, except per share amounts)

	As	Pro Forma		Pro Forma
	Reported	Adjustments		Adjusted

Net sales	$1,095,784	$(18,709)	(e)	$1,077,075
Cost of products sold	716,067	(23,722)	(e)	692,345
Gross profit	379,717	5,013		384,730

Selling, administrative and engineering expenses	277,488	(6,710)	(e)	270,778
Amortization of intangible assets	20,474	—		20,474
Director & officer transition charges	7,784	—		7,784
Restructuring charges	7,228	—		7,228
Impairment & other divestiture charges	116,979	—		116,979
Operating loss	(50,236)	11,723		(38,513)

Financing costs, net	29,703	—		29,703
Other expense, net	2,752	—		2,752
Loss before income tax benefit	(82,691)	11,723		(70,968)

Income tax benefit	(16,478)	1,586	(f)	(14,892)
Net loss	$(66,213)	$10,137		$(56,076)

Loss per share
Basic	$(1.11)	$0.17		$(0.94)
Diluted	$(1.11)	$0.17		$(0.94)

Weighted average common shares outstanding
Basic	59,436	59,436		59,436
Diluted	59,436	59,436		59,436

ACTUANT CORPORATION
Notes to Unaudited Pro Forma Consolidated Financial Statements
Basis of Presentation
On December 1, 2017, Actuant Corporation (“Actuant”) completed the sale of its Viking SeaTech (“Viking”) business to Acteon Group Limited (“Acteon”). The purchase price was $12 million and was paid in cash at the closing of the transaction, subject to closing working capital, cash and indebtedness and other adjustments.
The accompanying Unaudited Pro Forma Consolidated Balance Sheet as of August 31, 2017 has been prepared to give effect to the divestiture as if it had occurred on August 31, 2017. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended August 31, 2017 has been prepared to give effect to the divestiture as if it had occurred on September 1, 2016.

Proforma Adjustments
Balance Sheet adjustments

(a)
Represents estimated net sale proceeds ($12 million less certain transaction costs and closing adjustments), offset by cash payments totaling $27 million resulting from the buyout of operating leases of Viking rental assets.

(b)	Reflects the elimination of the assets, liabilities and accumulated other comprehensive loss amounts associated with the disposition of the Viking business.

(c)	Represents the recognition of real estate lease exit liabilities and related income tax impact related to retained facilities that will no longer be utilized upon closing of the divestiture.

(d)
Represents the recognition of the anticipated after tax divestiture loss (including the exit lease charges), which would have been realized upon the disposition of the Viking business had the transaction closed on August 31, 2017. These adjustments are not included in the pro forma adjustments within the Unaudited Pro Forma Consolidated Statement of Operations as these amounts will be included in the Consolidated Statement of Operations of the registrant within twelve months following the transaction.

Statement of Operations adjustments

(e)	Reflects adjustments to remove direct revenues and expenses associated with the Viking business.

(f)	Reflects estimated ongoing income taxes related to the Viking business based on statutory rates adjusted for certain deductions and timing differences.